UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 28, 2021
Date of Report (Date of earliest event reported)
__________________
MAGNITE, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6080 Center Drive, 4th Floor
Los Angeles, CA 90045
(Address of principal executive offices, including zip code)

(310) 207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common stock, par value $0.00001 per share	MGNI	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On June 28, 2021, Magnite, Inc. (the “Company”) entered into an Incremental Assumption Agreement (the “Incremental Agreement”) to its Credit Agreement dated as of April 30, 2021 (the “Credit Agreement”). Pursuant to the terms of the Incremental Agreement, the Company’s existing revolving credit facility under the Credit Agreement was increased by $12,500,000 (the “Incremental Revolver”), and the letter of credit sublimit under the Credit Agreement was increased by $5,000,000. The Incremental Revolver bears the same interest rate as the existing revolving credit facility and has the same maturity date as the existing revolving credit facility. No other terms of the Credit Agreement were amended.
The foregoing description of the Incremental Agreement is qualified in its entirety by reference to the Incremental Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 28, 2021, the Company appointed Brian Gephart as Chief Accounting Officer of the Company.  Prior to joining the Company, Mr. Gephart, age 42, served as the Chief Financial Officer and principal financial officer of Leaf Group, a diversified consumer internet company that builds enduring, creator-driven brands that reach passionate audiences in large and growing lifestyle categories, since May 2020, and as Chief Accounting Officer and principal accounting officer from June 2019 to May 2020.  Prior to joining Leaf Group, Mr. Gephart served as Chief Accounting Officer of JH Capital Group, a diversified specialty finance company providing a wide array of solutions for consumers and businesses across a broad range of assets, from August 2017 to April 2019. Prior to joining JH Capital Group, Mr. Gephart was a Director at PricewaterhouseCoopers LLP specializing in Capital Markets & Accounting Advisory Services, from July 2011 to August 2017, where he advised a variety of private and public companies on capital market transactions, mergers and acquisitions and financial reporting and accounting matters. Mr. Gephart received a bachelor’s degree in Accounting from Hillsdale College and an M.B.A. from DePaul University. Mr. Gephart is a Certified Public Accountant.
In conjunction with his appointment, on July 1, 2021, the Company granted Mr. Gephart a one-time equity award (the “Award”) comprised of (i) 18,268 restricted stock units and (ii) options to purchase 13,594 shares of the Company’s common stock at an exercise price of $34.68. The Award will vest over four years on the Company’s standard vesting terms. Mr. Gephart has no family relationship with any director or executive officer of the Company and Mr. Gephart has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the 2021 annual meeting of stockholders of the Company held on June 28, 2021, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 17, 2021 (the “Proxy Statement”). The final results of voting on each proposal are as follows:
Proposal 1: Election of three Class I directors to serve until the Company’s 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified.

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Robert J. Frankenberg	63,717,269	944,021	108,332	26,200,092
Sarah P. Harden	64,291,657	353,033	124,932	26,200,092
James Rossman	64,150,298	472,548	146,776	26,200,092

Robert J. Frankenberg, Sarah P. Harden and James Rossman, the nominees for Class I directors, were each elected.
Proposal 2: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
90,698,461	161,747	109,506	---
The foregoing proposal was approved.

Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
56,266,453	8,351,001	152,168	26,200,092
The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Incremental Assumption Agreement dated as of June 28, 2021, relating to the Credit Agreement dated as of April 30, 2021, among Magnite, Inc., each Issuing Bank, the Swingline Lender, the other Lenders party thereto and Goldman Sachs Bank USA, as administrative agent and as collateral agent for the Lenders.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNITE, INC.

Date:	July 2, 2021	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel and Corporate Secretary